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                              EXHIBIT (d)(5)(j)(1)
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                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                                    BETWEEN
                       VILLANOVA MUTUAL FUND CAPITAL TRUST
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                          AND GARTMORE GLOBAL PARTNERS

                            EFFECTIVE JANUARY 2, 2002

FUNDS  OF  THE  TRUST             ADVISORY  FEES

Nationwide  Small  Company Fund   0.60% of the average daily net assets of the
                                  Subadviser  Assets
Nationwide  Global  50  Fund     0.60% of assets up to $50 million and 0.55% for
                                    assets  of  $50  million  or  more

     TRUST
     NATIONWIDE  SEPARATE  ACCOUNT  TRUST

     By:  /s/  Elizabeth  A.  Davin
     Name:     Elizabeth  A.  Davin
     Title:    Assistant  Secretary

     ADVISER
     VILLANOVA  MUTUAL  FUND  CAPITAL  TRUST

     By:  /s/  Mary  Lou  Vitale
     Name:     Mary  Lou  Vitale
     Title:    SVP

     SUBADVISER
     GARTMORE  GLOBAL  PARTNERS

     By:  /s/  Glyn  P.  Jones
     Name:     Glyn  Jones
     Title:     Authorized  Signatory


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